UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 St Johns Lane, Floor 5 New York, NY	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Atlantic Coastal Acquisition Corp. (the “Company”) previously filed a Form 12b-25 with the Securities and Exchange Commission on May 16, 2022, to extend the due date for the filing of its Form 10-Q for the period ended March 31, 2022 (the “Report”). The Form 12b-25 disclosed that the Report was unable to be filed on time because the Company required additional time to finalize its financial statements. Such further delay in filing the Report past the deadline set forth in the Form 12b-25 was in connection with further additional time required to finalize the Company’s financial statements, including restatement of certain financial information. The Company intends to file the Report on June 1, 2022 following the filing of this Form 8-K.

During the preparation of the Report, on May 31, 2022, the Chief Financial Officer of the Company concluded that the Company’s financial statements for (i) the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, as restated on Form 10-Q filed on November 15, 2021, and (ii) the year ended December 31, 2021, filed on April 21, 2022 (the “Prior Period Financial Statements”) should no longer be relied upon due to management’s identification of an error in amounts reported in certain previously issued financial statements related to the amortization of its prepaid insurance amounts. As part of the Company’s normal quarterly reporting process for the quarter ended March 31, 2022 and prior to the completion of the related review, management had determined that the Company had incorrectly calculated amortization expense over a 12 month period based on the policy end date provided by the insurance broker, versus the correct period of 24 months based on the actual policy end date.

Due to the error noted above, the Company intends to restate its historical financial results for the Prior Period Financial Statements (the “Restatements”) in its Report. The Restatements will not have an impact on the Company’s cash position and investments held in the trust account.

The Chief Financial Officer of the Company has discussed the matters disclosed in this Item 4.02 with the Audit Committee of the Board of Directors of the Company and the Company’s independent registered public accounting firm, Marcum LLP.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company's restatement of certain historical financial statements, the Company's cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Jason Chryssicas
Jason Chryssicas
Chief Financial and Accounting Officer